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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2002 (except for Notes D and M, as to which the date is May 15, 2002), in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-90556) and the related Prospectus and Consent Solicitation Statement of Hawk Corporation for the registration of $65 million of Senior Notes.

                                                         /s/ Ernst & Young LLP

Cleveland, Ohio

July 29, 2002